Exhibit 99.9

For more information:

Angela Lewton, MPC Corporation

Phone (208) 893-3843

Email amlewton@mpccorp.com

MPC CORPORATION TO ACQUIRE GATEWAY INC.’S PROFESSIONAL BUSINESS

Gateway’s Professional Segment Revenue was Approximately $900 Million in 2006

Nampa, ID, September 5, 2007— MPC Corporation (AMEX:MPZ) today announced that it has signed a definitive agreement with Gateway, Inc. (NYSE: GTW) to acquire Gateway’s Professional business. The transaction is subject to various terms and conditions to closing, including regulatory approval. The acquisition is expected to close in early Q4.

Under the terms of the definitive agreement, the consideration paid by MPC includes assumption of certain warranty and other obligations, the issuance to Gateway of MPC Common Stock and MPC Series B Preferred Stock, and a promissory note payable to Gateway in an amount subject to adjustments described in the definitive agreement. Based on MPC’s current assumptions and estimates, the transaction is valued at about $90 million.

The assumed warranty and other obligations are estimated at approximately $60 million. The market value of the Common and the Series B Preferred Stock to be issued to Gateway (assuming conversion of the Series B Preferred Stock into Common Stock) is approximately $20 million as of September 4, 2007 and constitutes an approximate 19.9% equity interest in the company on a fully diluted basis. Based on MPC’s current assumptions, the principal amount of the promissory note would be approximately $10 million as of September 4, 2007, but such amount could vary significantly based on several factors including the amount of inventory delivered by Gateway at close. The promissory note would be payable to Gateway within six months after the closing date.

As a condition to close, MPC is required to raise an additional $9 million through the exercise of a portion of its outstanding warrants priced at $1.10. The exercise of such warrants and the conversion of certain outstanding convertible debentures would reduce the overhang in MPC’s capitalization structure as these debentures and warrants are converted into common stock. The investment bank Maxim Group LLC acted as an advisor to MPC in connection with these conversions.

Combining the Businesses

Similar to MPC’s business, Gateway’s Professional business targets customers in education, medium-sized business, and government with customized solutions including PCs, peripherals and services. This acquisition would provide MPC with the customers, products and employees to compete at a larger scale in the PC industry. The combined revenue of MPC and Gateway’s Professional business in 2006 would have been $1.2 billion.

With this acquisition, MPC expects to gain a more balanced portfolio of customer segments, with strong positions in federal government, state/local government, K-12 education, higher education, small business and mid-sized businesses. The combined company would offer a complete line of PCs and related products and services, with particular emphasis in mobile products, all-in-one desktops, servers and storage solutions.

MPC would own the entire catalog of products and services from Gateway’s Professional business, and would make them available to both MPC and Gateway Pro customers.  As part of the terms of the arrangement, MPC will migrate these products from the Gateway brand to the MPC brand within one year. Likewise, Gateway Professional customers would be able to purchase the entire catalog of MPC products and services.

Under the terms of the definitive agreement, upon closing MPC would acquire Gateway’s leased final assembly facility located in Nashville, TN, including the assembly of the Gateway Professional products that are produced there. In addition, MPC would acquire the portion of Gateway’s Consumer Direct business that targets businesses with less than

100 employees. MPC would also immediately assume responsibility for all operations and warranty support associated with Gateway’s Professional business.

“We believe that the customers of MPC and Gateway’s Professional business will benefit greatly from this combination,” said John P. Yeros, Chairman and CEO of MPC Corporation. “The new company will be totally focused on the markets of government, education, and small-and-medium business, and will develop products and services to meet the specific needs of these customers. It will have the scale to enable it to compete better against larger rivals in the PC industry. In addition, our customers will gain access to a wider range of PC products and services and continue to enjoy high-quality, US-based service and support.”

"I believe that the combination of Gateway Professional and MPC will result in a highly-focused organization that can better compete and thrive in this competitive segment," said Gateway CEO Ed Coleman.

“The combination of MPC and Gateway’s Pro business makes good sense,” said Roger Kay, president of Endpoint Technologies Associates, Inc. “The new company’s focus on the professional segment should help solidify its position in the U.S. PC industry.”

The combined company will be headquartered in Nampa, ID with operations in Nampa, ID, North Sioux City, SD, Nashville, TN and Denver, CO.

MPC has set up a special information center on its website with more details. The website address is http://pro.mpccorp.com

More details concerning the transaction will be available in a form 8-K to be filed by MPC with the Securities and Exchange Commission.

About MPC Corporation:

MPC Corporation (AMEX: MPZ), through its subsidiary MPC Computers, provides enterprise IT hardware solutions to mid-sized businesses, government agencies and education organizations. MPC offers standards-based server and storage products, along with PC products and computer peripherals, all of which are backed by an industry-leading level of service and support. For more information, visit MPC online at www.mpccorp.com.

Forward-looking Statements

Any statements in this press release, other than statements of historical fact, are forward-looking statements.  Forward-looking statements are based on current management expectations and assumptions.  However, there is no assurance that such expectations will occur or that the assumptions will prove accurate.  Our actual future performance could differ materially from the forward-looking statements.  Forward-looking statements in this press release include statements with respect to the possible acquisition of Gateway's "Professional" business unit.   The potential acquisition is subject to a number of conditions to closing that may never be satisfied or waived, including applicable regulatory approvals and the requirement that MPC shall have raised at least $9,000,000 additional cash or cash equivalents through the conversion of outstanding convertible securities, the exercise of warrants or the sale of additional securities. The actual value of the transaction could vary from the current estimate of $90 million, depending on a number of factors, including the actual value of the warranties assumed, fluctuations in the value of the MPC stock, and the calculation of the value of the promissory note to be issued to Gateway.  Statements in this press release with respect to possible future performance or potential benefits of a combined company are also forward-looking statements.  The combined company could fail to achieve projected revenue, margin and other financial performance measures.   A combined company would face significant risks and uncertainties, including the ability to retain customers and employees, retention of vendor support in funding the combined operation, the ability to transition product lines, the ability to effectively combine management teams, and the ability to obtain required intellectual property licenses on terms acceptable to the combined company or at all. Neither MPC nor the Gateway Professional businesses have been profitable in recent periods, and there is no assurance that the combined company will be profitable.  The interests of current shareholders would be diluted in connection with the proposed transaction.  MPC faces significant liquidity challenges, and the combined company would continue to face such challenges.  Investors are encouraged to carefully review MPC's risk factors set forth in its most recent Form 10-KSB and Form 10-Q filed with the Securities and Exchange Commission.  In addition, we intend to file a Current Report on Form 8-K on September 5, 2007 that will include risk factors related to the acquisition of the Gateway Profession Business that you should carefully review. We will file a Form 8-K/A within 71 days that will provide additional information regarding the acquisition of the Gateway Professional Business including historical and pro forma financial information. Except as required by law, we are not obligated to provide or release publicly any revisions to these forward-looking statements that might reflect events or circumstances occurring after the date of this press release or those that might reflect the occurrence of unanticipated events.